SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2009
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Employment Agreement by and between the Company and Elkan Gamzu, Ph.D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On April 6, 2009, EPIX Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Elkan Gamzu, Ph.D., the Company’s President and Chief Executive Officer. The Employment Agreement provides for Dr. Gamzu’s “at will” employment and entitles Dr. Gamzu to an annual base salary of $325,000, which Dr. Gamzu has agreed to initially reduce to $162,500 until such time as he elects otherwise. The Employment Agreement also sets Dr. Gamzu’s target bonus under the Company’s annual bonus program at 50% of the higher of his then-current base salary and $325,000. In addition, the Employment Agreement sets forth Dr. Gamzu’s eligibility to receive a special bonus of $100,000 upon the occurrence of specified capital raising, debt restructuring and change of control events.
          The Employment Agreement provides for an option grant to Dr. Gamzu to purchase up to 400,000 shares of the Corporation’s common stock. This stock option grant will vest over four years, with 25% vesting on the date that is three months after the date of grant and the remainder vesting in equal quarterly installments on the two year, three year, and four year anniversary of the date of grant. This vesting schedule is subject to partial or full acceleration upon the occurrence of specified capital raising, debt restructuring and change of control events.
          Under the Employment Agreement, if the Company terminates Dr. Gamzu’s employment without cause (as defined in the Employment Agreement), or if Dr. Gamzu terminates his employment for “good reason” (as defined in the Employment Agreement), then, subject to the execution of a release of claims, he will be entitled to receive a severance payment equal to twelve months of the higher of his then-current base salary and $325,000, continued health premium payments for twelve months, and a pro rata portion of his bonus under the Company’s annual bonus program, as of the end of the last fiscal quarter prior to termination.
          The foregoing is a summary of the terms of the Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:
10.1	Employment Agreement by and between the Company and Elkan Gamzu, Ph.D., dated as of April 6, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
April 9, 2009	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between the Company and Elkan Gamzu, Ph.D., dated as of April 6, 2009.